LIMITED POWER OF AT11 0RNEY FOR
SECTION 16 RRI'OifriNG OBLIGATIONS

l'he tuld~rsigned hereby n1akcs" constitutes and appoints each of Kcvi.n P. l~i ley, Marcy
D. Mutch" Kirk D. Jensen, Brooke M. Buchanan, and Bnan Murphy each acting tndividually, as the undersigned's true and lawful attorney-in-fact, with full power an.d authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1) prepare , execute, acknowledge, deliver and file Forms ID, 3, 4 and 5 (including any amendments thereto) with respect to the securities of First Inters~a.te BancSystem, Inc., a Montana corporation (the " Company"), with the United States Secuntles ~dExchange Con11nission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
(2) seek or obtain, as the undersigned's representative and on th~ undersigned's behalf, information on transactions in the Company's securities from any t~trd party, including brokers, employee benefit plan administrators and trustees, and the understgned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)
this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)
any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)
neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act

(ii)
any liability of the undersigned for any failure to comply with such requirements or {iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(
4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act including th t

.. . , Wl OU
limitation the reporting requtrements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the tu1dersigned 1night or could do if present, hereby ratifying all that each such atton1ey-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Litnited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WI'l'NESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this .1_ day of February, 2021.

Signature
Joyce A. Phillips Printed Name
A notary public or other officer con1pJeting this
cea tificate verifies only the Identity of the individual who signed the document to which this
STATE OF California )
certificate is attached, and not the truthfulness,
)
accuracy, or valicfrty of that document. COUNTY OF San Francisco )
 On this q {'\, day of February, 2021, before me, a Notary Public for the State of California personally appeared Joyce A. Phillips, known to me to be the person named in the foregoing and acknowledged to me that she executed the within instrument. '
IN WITNE~S WHEREOF, I have hereunto set my hand and Official Seal the day and year frrst above written.

(SEAL)

Jessi~~ Val~ntin~, Notary Publie
JESSICA VALENTINE
Not ary Public -Califo rnia
San Francisco Counly
Commission II 2208831
My Comm. Expires Aug 4, 202 1

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